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                                                                      EXHIBIT 16

January 7, 2002

Mr. Doug Saathoff
Chief Financial Officer
ATSI Communications, Inc.
6000 Northwest Parkway, Suite 110
San Antonio, Texas 78249


Dear Mr. Saathoff:

     This is to confirm that the client-auditor relationship between ATSI Communications, Inc. (Commission File Number 0-23007) and Arthur Andersen LLP has ceased.

Very truly yours,

/s/ Arthur Andersen LLP
Arthur Andersen LLP

Cc: SEC Office of the Chief Accountant